EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-36708) of PDL BioPharma, Inc.,

(2)	Registration Statement (Form S-3 No. 333-122760) of PDL BioPharma, Inc.,

(3)	Registration Statement (Form S-3 No. 333.123958) of PDL BioPharma, Inc.,

(4)	Registration Statement (Form S-3 No. 333-128644) of PDL BioPharma, Inc.,

(5)	Registration Statement (Form S-8 No. 333-125906) pertaining to the 2005 Equity Incentive Plan of PDL BioPharma, Inc.,

(6)	Registration Statement (Form S-8 No. 333-44762) pertaining to the 1993 Employee Stock Purchase Plan of PDL BioPharma, Inc.,

(7)	Registration Statement (Form S-8 No. 333-87957) pertaining to the 1999 Stock Option Plan and 1999 Nonstatutory Stock Option Plan of PDL BioPharma, Inc.,

(8)	Registration Statement (Form S-8 No. 33-65224) pertaining to the 1993 Employee Stock Purchase Plan of PDL BioPharma, Inc.,

(9)	Registration Statement (Form S-8 No. 33-50116) pertaining to the 2002 Outside Directors Stock Option Plan of PDL BioPharma, Inc.,

(10)	Registration Statement (Form S-8 No. 33-50114) pertaining to the 1991 Stock Option Plan of PDL BioPharma, Inc.,

(11)	Registration Statement (Form S-8 No. 33-96318) pertaining to the 1991 Stock Option Plan of PDL BioPharma, Inc.,

(12)	Registration Statement (Form S-8 No. 33-68314) pertaining to the 1999 Stock Option Plan and 1999 Nonstatutory Stock Option Plan of PDL BioPharma, Inc., and

(13)	Registration Statement (Form S-8 No. 333-104170) pertaining to the 1999 Nonstatutory Stock Option Plan and 2002 Outside Directors Stock Option Plan of PDL BioPharma, Inc.;

of our reports dated March 10, 2006, with respect to the consolidated financial statements and schedule of PDL BioPharma, Inc., PDL BioPharma, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PDL BioPharma, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Palo Alto, California
March 10, 2006